Exhibit 10.2

Regions Financial Corporation ID: 63-0589368 Regions Center 1900 Fifth Avenue North Birmingham, AL 35203

Notice of Grant of Restricted Stock Unit Award

NAME

Grant Date:	___________________
Units Granted:	[#]
Plan:	Regions Financial Corporation 2010 Long Term Incentive Plan
Vest Date:	[#]

Effective June             , 2012, you have been granted an award of Restricted Stock Units over [#] shares of Stock (the “Award”). Capitalized terms that are not defined in this Notice of Grant are references to defined terms in the Plan or the Award Agreement to which this Notice of Grant is attached. This document is the “Notice of Grant” referred to in the Award Agreement.

These units are subject to the terms and conditions of the Regions Financial Corporation 2010 Long Term Incentive Plan (the “Plan”) and the attached Restricted Stock Unit Award Agreement (the “Award Agreement”).

Except as otherwise provided in the Award Agreement or the Plan, the Award will vest on the date shown below:

Shares	Full Vest
[#]	June , 2015

By your signature below, you and Regions agree that this Award is granted under, governed by, and subject to, the terms and conditions of the Plan and the Award Agreement, which is attached hereto and made a part of this Notice of Grant.

Please sign one copy of this Notice of Grant and return it to Executive Compensation, Regions Center, 16th Floor in the enclosed pre-addressed interoffice envelope.

Signature                                                                                                   Date

PERSONAL & CONFIDENTIAL

RESTRICTED STOCK UNIT AWARD AGREEMENT

Under the

REGIONS FINANCIAL CORPORATION

2010 LONG TERM INCENTIVE PLAN

You have been granted an award of Restricted Stock Units (the “Award”) under the Regions Financial Corporation 2010 Long-Term Incentive Plan (the “Plan”), the terms and conditions of which are incorporated in this document by reference as if fully set forth herein. This document sets out some of the specific terms of your Award and constitutes the Award Agreement required by the Plan. You should retain it for future reference. You should also pay particular attention to the Plan and its prospectus since they set forth other provisions applicable to your Award. Capitalized terms that are not defined in this Award Agreement are references to defined terms in the Plan. The prospectus for the Plan and the Plan document itself provide you helpful information and explanations related to your grant. These documents are currently accessible by logging in to your account at Solium Shareworks, the online equity compensation management system for Regions Financial Corporation (“Regions”). If you do not have access to a personal computer and would like copies of the documents, please contact Executive Compensation at (205) 264-7341. You should note that in the event of any conflict or inconsistency between the provisions of this Award Agreement and the terms and conditions of the Plan, the terms and conditions of this Award Agreement will control.

The grant date of your Award, the number of shares of Stock underlying your Award and the date on which your Award vests, are set forth in the enclosed grant notice (“Notice of Grant”). The Restricted Period for your Award begins on the grant date and ends on the vesting date, at which time all restrictions will lapse, provided you are still employed by Regions or one of its Subsidiaries as of such date (except as provided below). On such date, the Award will be fully vested, and shares of Stock equal to the number of Restricted Stock Units you were granted will be issued and released to your control.

During the Restricted Period, the Restricted Stock Units will be accounted for by the Company in a bookkeeping account. Since this Award constitutes a grant of Restricted Stock Units, there are no voting rights applicable to these Restricted Stock Units. During the Restricted Period, all ordinary cash dividends (as determined by the Committee in its sole discretion) that would have been paid upon shares of Stock underlying these Restricted Stock Units had such shares of Stock been issued will be accumulated (and deemed reinvested in shares of Stock based on the then current value of a share of Stock) and paid at the time and to the extent these Restricted Stock Units are vested (the “Dividend Equivalents”). Upon the lapse of restrictions on these Restricted Stock Units and any Dividend Equivalents, you may elect to satisfy any federal tax withholding requirements in whole or in part by reducing the number of shares of Stock that would otherwise be issued to you, to the extent and in the manner allowed by the Plan.

If, during the Restricted Period, any of the following events occurs, this Award will be treated as described below:

•

A Change in Control occurs and your employment is terminated by the Company without Cause or by you for Good Reason, in each case, within the twenty-four (24) month period following the Change in Control

•	Your employment terminates due to your death

•

Your employment terminates due to your Disability then the Restricted Period and any other trading restrictions imposed upon your Award will lapse, unless otherwise specifically prohibited by applicable laws, rules or regulations, and shares of Stock equivalent to the Stock Units granted under this Award will be issued to you.

•

If, prior to delivery of shares of Stock under this Award and any time on or after November 30th of the year during which the Award is granted, you terminate your employment due to retirement (on or after age 65 or on or after you attain age 55 with 10 years of service), then upon your termination of employment, the Restricted Period and any other trading restrictions imposed upon your Award will lapse, unless otherwise specifically prohibited by applicable laws, rules or regulations, and shares of Stock equivalent to the Restricted Stock Units granted under this Award will be issued to you.

•

If prior to payment of this Award the Company terminates your employment without Cause, the Restricted Period and any other trading restrictions imposed upon your Award will lapse, unless otherwise specifically prohibited by applicable laws, rules or regulations, and shares of Stock equivalent to the Restricted Stock Units granted under this Award will be issued to you, which number shall be pro-rated for the portion of the Restricted Period between the Grant Date and the date your employment terminated.

Notwithstanding anything herein to the contrary, if you are or become eligible for Retirement (within the meaning of the Plan) at any time during the Restricted Period and if you are a “specified employee” at the time you separate from service with Regions, the shares of Stock described above shall be issued to you on the date that is six months after your separation from service, all as determined in accordance with Section 409A of the Code.

If your employment with Regions terminates during the Restricted Period for any reason other than those listed above, your Award will be forfeited as of your termination date.

Any amounts paid or payable or shares of Stock delivered or deliverable under this Award shall be subject to claw-back and/or forfeiture in accordance with the terms of Applicable Law or Company policy, as in effect from time to time.

By signing the enclosed Notice of Grant, you acknowledge that you accept this Award on the terms and conditions set forth in this Award Agreement and the Plan and you further acknowledge and agree as follows: (1) That this Award Agreement and the Plan set forth the entire agreement of Regions and you relating to the subject matter of this document and supersedes and replaces all prior agreements and understandings with respect to such subject matter; (2) that Regions and you have made no agreements, representations or warranties relating to the subject matter of this Award Agreement which are not set forth herein; (3) that no provision of this Award Agreement may be amended, modified or waived unless such amendment, modification or waiver is authorized by the Committee and is agreed to in writing signed by an officer of Regions actually authorized to do so, and (4) that this Award Agreement is binding on Regions’ successors and assigns. You also agree that Regions, the Board and the Committee, in their oversight and conduct of the business and affairs of Regions, may in good faith cause Regions to act or fail to act in a way that prevents this Award from vesting. This Award Agreement is not intended to and will not be interpreted to impose any liability upon Regions, the Board, the Committee or any officer, agent or employee of Regions for any forfeiture of the Award that results from such action or omission.

I congratulate you on your award and thank you for your continued service to Regions!

REGIONS FINANCIAL CORPORATION

By:

Name:

Title: